SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2006

HILB ROGAL & HOBBS COMPANY

(Exact Name of Registrant as Specified in its Charter)

0–15981

(Commission File Number)

Virginia	54–1194795
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

4951 Lake Brook Drive, Suite 500 Glen Allen, Virginia	23060–1220
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 747–6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On February 14, 2006, the Company adopted amendments to its Bylaws (the “Bylaws”). The amendments to the Bylaws included the following:

•	A new Section 9 of Article I, which combines and replaces old Sections 9 and 10 of Article I. The changes to these sections are consistent with recent amendments to the Virginia Stock Corporation Act (the “Act”) to reflect the electronic age, and Section 9, as revised, provides the authority for the transmission of proxies by electronic means from a shareholder to the inspectors of elections provided that there is a means for the inspectors of elections to determine that the transmission was authorized by the shareholder.

•	A revised Section 2 of Article IV, which provides that (i) the Company’s Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer (if any), Chief Financial Officer and Controller be annually elected by the Company’s Board of Directors and (ii) all other officers be annually elected by the Board of Directors or appointed by the Chairman of the Board. Section 2 previously provided that all officers be chosen annually by the Board of Directors.

•	A revised Section 3 of Article IV, which provides that vacancies in officer positions be filled in the same manner as the election and appointment of officers. Section 3 previously provided that the Board of Directors fill any such vacancies.

•	Revised Sections 4 and 5 of Article IV, which now permit the Chairman of the Board, in addition to the Board of Directors, (i) to appoint additional officers as necessary and (ii) to remove any officer that he or she has appointed.

•	Article X, which was revised to be consistent with recent amendments to the Act and permits (i) the shareholders to amend or repeal the Bylaws and (ii) the Board of Directors to amend or repeal the Bylaws, subject to the limitations in Article X.

•	Revisions to other sections to clarify existing language or to reflect minor revisions to the Act.

The full text of the Bylaws, as amended and restated as of February 14, 2006, is attached as Exhibit 3.1 to this report.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
3.1	Bylaws of Hilb Rogal & Hobbs Company (Amended and Restated February 14, 2006).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILB ROGAL & HOBBS COMPANY (Registrant)

Date: February 17, 2006	By:	/s/ A. Brent King
A. Brent King
Vice President, General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Document
3.1	Bylaws of Hilb Rogal & Hobbs Company (Amended and Restated February 14, 2006).